UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 23, 2018

HOPTO INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21683	13-3899021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Loudon Road, Suite 200, Concord, NH 03301

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(800) 472-7466

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 27, 2018, hopTo Inc. (the “Company” or “our”) filed a certificate of amendment with the Secretary of State of the State of Delaware amending our amended and restated certificate of incorporation, as amended (“Certificate of Incorporation”) to effect the declassification of our board of directors (the “Board”). The declassify amendment (the “Declassify Amendment”) was described in detail in proposal 1 of our definitive proxy statement filed with the Securities and Exchange Commission. At our annual meeting of stockholders held on August 23, 2018, the stockholders approved the Declassify Amendment as described below. The certificate of amendment of our Certificate of Incorporation is filed herewith as Exhibit 3.1.

As a result, the conforming amendment to our second amended and restated bylaws, as amended (“Bylaws”), which was described in detail in our Proxy Statement, has been effected. The amendment of our Bylaws is filed herewith as Exhibit 3.2.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) on August 23, 2018. The following items of business were considered at the Annual Meeting:

(1) amendment of the Company’s Certificate of Incorporation to declassify the board of directors;

(2) the election of four directors;

(3) amendment of our Certificate of Incorporation to repeal the provisions therein prohibiting stockholder action without a meeting;

(4) amendment of our Certificate of Incorporation to change the super-majority vote requirement to a majority vote requirement in the Certificate of Incorporation relating to the amendment of our Bylaws;

(5) amendment of our Certificate of Incorporation to add a new article requiring that any related party transaction be approved by either the unanimous affirmative vote of disinterested directors or affirmative vote of a majority of outstanding shares of stock held by disinterested stockholders;

(6) grant of 60,000 shares of common stock to each of our outgoing directors Michael Brochu and John Cronin;

(7) approval, in a non-binding, advisory vote, of the compensation of our named executive officers, commonly known as “say-on-pay”;

(8) ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

(9) the transaction of such other business as may properly have come before the Annual Meeting or any adjournment thereof.

The number of shares of common stock entitled to vote at the Annual Meeting was 9,804,400 shares. The number of shares of common stock present or represented by valid proxy at the annual meeting was 6,773,544 shares. The number of votes cast for and against, and the number of abstentions and broker non-votes with respect to the matters voted upon at the Annual Meeting are set forth below:

Proposal 1: Amendment to Declassify the Board of Directors.

The stockholders approved amendment of our Certificate of Incorporation to declassify the board of directors as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
6,821,379	12,123	10,557	-

Proposal 2: Election of Directors.

The stockholders elected four directors to serve until the annual meeting of stockholders in 2019 as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Jonathon R. Skeels	6,689,567	154,460	-
Richard S. Chernicoff	6,689,567	154,460	-
Thomas R. Stewart	6,689,567	154,460	-
Jean-Louis Casabonne	6,225,411	618,616	-

Proposal 3: Amendment to Permit Stockholder Action by Written Consent.

The stockholders did not approve amendment of our Certificate of Incorporation to repeal the provision in the Certificate of Incorporation prohibiting stockholder action by written consent without a meeting as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
5,845,275	995,903	2,881	-

Proposal 4: Amendment Changing Super-majority Vote Requirement to Majority Vote Requirement.

The stockholders did not approve amendment of our Certificate of Incorporation to change the super-majority vote requirement to a majority vote requirement relating to amendment of our Bylaws as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
6,470,129	361,384	12,546	-

Proposal 5: Amendment Regarding Related Party Transactions.

The stockholders did not approve the related party transaction amendment of our Certificate of Incorporation as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
4,579,494	2,260,809	2,090	-

Proposal 6: Grant of Stock.

The stockholders did not approve the grant of common stock as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
1,875,173	4,966,897	323	-

Proposal 7: Advisory Vote on Executive Compensation.

In a non-binding, advisory vote, the stockholders approved the compensation of our executive officers as follows :

Votes For	Votes Against	Abstain	Broker Non-Votes
6,657,363	175,145	11,551	-

Proposal 8: Ratification of Auditors.

The stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
6,827,272	263	16,524	-

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

3.1 Certificate of Amendment of Certificate of Incorporation, filed August 27, 2018 with the Secretary of State of the State of Delaware.

3.2 Certificate of Amendment of Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

hopTo Inc.

Dated: August 28, 2018	By:	/s/ Jean-Louis Casabonne
Jean-Louis Casabonne
Interim Chief Executive Officer, Chief Financial Officer, Secretary